                                                                      EXHIBIT 21

                                  SUBSIDIARIES

Wilshire Funding Corporation
Wilshire Servicing Corporation
Wilshire Acquisitions Corporation
First Bank of Beverly Hills, F.S.B.
Girard Savings Bank, F.S.B.